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                                                                EXHIBIT 16.1


                         [ERNST & YOUNG LLP LETTERHEAD]



November 18, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

This is to inform you that we have read the third and forth paragraphs under "Additional Information" on page 67 of Form S-1 dated November 19, 1996 of SPR Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                               Ernst & Young LLP